Exhibit 10.1

The Maximum Loan (Credit line) Contract

Borrower: Global Technology Inc. (hereinafter referred to as Party A)

Lender: China Construction Bank Co., Ltd., Ningbo Yinzhou Branch (hereinafter referred to as Party B)

In line with the principle of mutual benefit and common development, both Party A and B have reached an agreement through friendly consultation to conclude the following contract, in accordance with relevant laws, regulations and provisions.

Article 1 The Maximum Loan (Credit Line) Amount

Party B is willing to provide Party A with a credit line in RMB at the amount of 129,000,000.

The loan (credit) transactions referred in this maximum loan (credit) contract include loans in RMB, acceptance of commercial bills, discounting and assurance transactions provided by Party B to Party A.

At any point within the valid period of the agreed maximum loan (credit), as long as the credit balance of the loan (credit) transaction occupied or not repaid by Party A does not exceed the maximum loan (credit) limit, under the premise that Party A meets the relevant requirements of Party B, Party A can continuously apply for loan (credit) as needed, but the sum of the credit balance of the loan (credit) applied by Party A and the balance of the loan (credit) occupied or not repaid by Party A shall not exceed the credit line of credit agreed in this contract.

Credit balance includes the principal of the loan (credit) transaction, interest (including compound interest and penalty interest), service charge, liquidated damages, compensation and any expense incurred by Party B for the realization of creditors’ rights (including but not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, execution fees, evaluation fees and auction fees)

The loan (credit line) transaction involving foreign currency shall be converted into the credit amount of RMB, according to the reference rate on the date the fact occurs.

Article 2 Valid Period of the Maximum Loan (Credit)

The valid period of the maximum loan (credit line) shall be from September 21st, 2018 to September 17th, 2023. As for any single loan (credit line) transaction incurred in the valid period of the maximum loan (credit line), its deadline for performance is not subject to the expiration of the valid period of the maximum loan (credit line).

On the expiration date of the maximum loan (credit line), unused loan (credit) amount will become void automatically.

Article 3 Securities

For the loan (credit line) transactions under this maximum loan (credit line) contract, the second type of security methods is used:

(1)	Guarantee.
(2)	Mortgage.
(3)	Pledge.
(4)	Standby Letter of Credit.
(5)	Credit Insurance.
(6)	Other: N/A.

Article 4 Rights and Obligations of Party A

1.	Party A has the right to request Party B to keep confidential the relevant financial information and trade secrets in production and operation provided by Party A, except as otherwise stipulated by laws, regulations and rules;
2.	Party A is obliged to provide the financial accounting information and production and operation condition information according to the requirements of Party B, and guarantee the authenticity, completeness and validity thereof.
3.	Party A shall actively cooperate with and consciously accept Party B’s inspection and supervision towards its production and operation, financial activities and the loan (credit line) transaction under the maximum loan (credit line) contract.

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Article 5 Rights and Obligations of Party B

1.	Party B has the right to know the production and operation, financial activities of Party A, and has the right to request Party A to provide financial accounting information and production and operation condition information;
2.	When Party B believes that the production and operation condition of Party A is declining, Party B has the right to adjust or even cancel the maximum amount of loan (credit line) that Party A has not used;
3.	Party B shall keep confidential the relevant financial information and trade secrets in production and operation provided by Party A, except as otherwise stipulated by laws, regulations and rules.

Article 6 Credit Line Granting

1.	Loan (Credit line) Application

When Party A wants to use loan (credit line) amount, Party A has to submit an application to Party B in advance; after receiving the application from Party A, Party B decides whether to grant the loan (credit line) to Party A, according to the state laws and regulations and relevant credit management provisions of Party A.

2.	Prerequisites for Loan (Credit line) Granting

Except for Party B’s waiver in whole or in part, Party B is obliged to grant loans (credit line) to Party A only if the following prerequisites are met:

(1)	Party A has completed the approval, registration, delivery and other legal formalities related to the loan (credit line) under this contract in accordance with relevant laws and regulations;
(2)	The securities contract meeting Party B’s requirements has entered into force and keeps in effect;
(3)	Before every single transaction occurs, Party A shall file an application and get the approval from Party B. Then the two parties shall separately sign a master contract for single transaction (including but not limited to contract of loans in RMB, bank acceptance agreement, and agreement on guarantee letter). The rights and obligations of both parties shall also be subject to the master contract for single transaction. In case of any contradiction between the master contract for single transaction and the maximum loan (credit line) contract, the master contract shall prevail.

Article 7 Settlement of Disputes over the Contract

Any dispute arising from the performance of this contract shall firstly be settled through negotiation between Party A and Party B first; if the negotiations fails, the dispute shall be settle by filing a suit to the court where Party B is located.

Article 8 Miscellaneous

This contract comes into force from the day on which it’s signed by both Party A and Party B.

Party A (Company seal): Legal Representative (Person in Charge) or Authorized Agent (Signature): Shu-Hua Yeh September 21st, 2018	Party B (Company seal): Person in Charge or Authorized Agent (Signature): Jianhan Chen September 21st, 2018

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